Exhibit 10.5

EXECUTION COPY

EMPLOYEE MATTERS AGREEMENT

THIS EMPLOYEE MATTERS AGREEMENT (this “Agreement”) dated as of October 31, 2008, is by and between THE BRINK’S COMPANY, a Virginia corporation (“Brink’s”), and BRINK’S HOME SECURITY HOLDINGS, INC., a Virginia corporation (“BHS”).  Capitalized terms used herein and not otherwise defined shall have the respective meanings assigned to them in the Separation and Distribution Agreement dated as of the date hereof by and between Brink’s and BHS (the “Separation Agreement”).

R E C I T A L S

WHEREAS, Brink’s and BHS are entering into the Separation Agreement concurrently herewith, pursuant to which the existing businesses of Brink’s will be separated into two independent businesses, and Brink’s will distribute to holders of shares of Brink’s Common Stock the outstanding shares of BHS Common Stock owned directly or indirectly by Brink’s; and

WHEREAS, Brink’s and BHS wish to set forth their agreements as to certain matters regarding compensation and employee benefits matters.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained in this Agreement, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

General

SECTION 1.01. General Allocation of Assets and Liabilities for Existing Plans.  Except as otherwise specifically provided herein, from and after the Distribution, (a) Brink’s shall retain, or shall cause the applicable other members of the Brink’s Group or its or their applicable employee benefit plans to retain, sponsorship of, and all assets and Liabilities arising out of or relating to, all employment, compensation and employee benefits-related plans, programs, agreements and arrangements sponsored or maintained by Brink’s or any of its Subsidiaries (other than BHS and its Subsidiaries) immediately prior to the Distribution (collectively, the “Existing Brink’s Plans”) and (b) BHS shall retain, or shall cause the applicable other members of the BHS Group or its or their applicable employee benefit plans to retain, sponsorship of, and all assets and Liabilities arising out of or relating to, all employment, compensation and employee benefits-related plans, programs, agreements and arrangements sponsored or maintained by BHS or any of its Subsidiaries immediately prior to the Distribution (collectively, the “Existing BHS Plans”).

SECTION 1.02. Cessation of Participation in Brink’s Plans.  Except as otherwise expressly provided herein, as of the Distribution, each employee of BHS or any of its Subsidiaries (whether or not on disability or any other leave of absence) immediately prior to the Distribution (collectively, the “BHS Employees”) shall immediately cease to participate actively in any Existing Brink’s Plan.

SECTION 1.03. Adoption of New BHS Plans.  Except as otherwise expressly provided herein, as of the Distribution, BHS shall provide, or shall cause to be provided, an appropriate level of compensation and employee benefits to the BHS Employees under one or more newly adopted employee benefit plans and arrangements.  Except as otherwise expressly provided herein, BHS shall be solely responsible for all Liabilities arising out of or relating to such plans and arrangements.

ARTICLE II

Stock Options and Deferred Stock Units

SECTION 2.01. Stock Option Conversion.  (a)  Effective immediately upon the Distribution, each option to purchase Brink’s Common Stock granted under The Brink’s Company 1988 Stock Option Plan, The Brink’s Company 2005 Equity Incentive Plan, The Brink’s Company Non-Employee Directors’ Equity Plan or The Brink’s Company Non-Employee Directors’ Stock Option Plan (collectively, the “Brink’s Stock Plans”), whether vested or unvested, that is held, immediately prior to the Distribution, by any (i) BHS Employee, (ii) former employee of BHS or any of its Subsidiaries (other than any such individual who was employed directly by Brink’s or any of its Subsidiaries (other than BHS or any of its Subsidiaries) at any time following such individual’s most recent direct employment with BHS or any of its Subsidiaries) (each such former employee, a “Former BHS Employee”) or (iii) non-employee member of the board of directors of Brink’s who, in connection with the Distribution, ceases to be a member of the board of directors of Brink’s and becomes a member of the board of directors of BHS (each such director, a “Transferring Director”, and each such option, a “Brink’s Stock Option”) shall be converted into an option to acquire, on the same terms and conditions as were applicable under such Brink’s Stock Option, the number of shares of BHS Common Stock (rounded down to the nearest whole share) determined by multiplying (A) the number of shares of Brink’s Common Stock subject to such Brink’s Stock Option immediately prior to the Distribution for which such Brink’s Stock Option shall not theretofore have been exercised by (B) the Option Ratio (as defined below) (each, as so adjusted, a “Converted BHS Stock Option”).  The exercise price per share of each Converted BHS Stock Option shall be equal to the per share exercise price for the shares of Brink’s Common Stock otherwise purchasable pursuant to the corresponding Brink’s Stock Option divided by the Option Ratio, and rounded up to the nearest whole cent.  The adjustments provided in this Section 2.01(a) with respect to any Brink’s Stock Options, whether or not they are “incentive stock options” as defined in Section 422 of the Code, are intended to be effected in a manner that is consistent with Section 424(a) and Section 409A of the Code.

(b) For purposes of this Agreement, “Option Ratio” shall mean a fraction, the numerator of which is the closing price per share of Brink’s Common Stock on the NYSE Composite Transactions Tape trading with “due bills” on the Distribution Date and the denominator of which is the closing price per share of BHS Common Stock on the NYSE Composite Transactions Tape trading on a “when issued” basis on the Distribution Date.

(c) Effective immediately upon the Distribution, BHS shall assume the Converted BHS Stock Options and all Liabilities related thereto under one or more new equity incentive plans of BHS to be adopted by BHS prior to the Distribution.

SECTION 2.02. Replacement of Deferred Stock Units.  (a) Effective immediately upon the Distribution, each deferred stock unit with respect to Brink’s Common Stock granted under The Brink’s Company Non-Employee Directors’ Equity Plan that is held, immediately prior to the Distribution, by any Transferring Director (each such deferred stock unit, a “Brink’s Deferred Stock Unit”) shall be forfeited pursuant to the terms of such Brink’s Deferred Stock Unit and replaced by a deferred stock unit with respect to the number of shares of BHS Common Stock (rounded down to the nearest whole share) determined by multiplying (i) the number of shares of Brink’s Common Stock subject to such Brink’s Deferred Stock Unit immediately prior to the Distribution by (ii) the Option Ratio (each, as so adjusted, a “Replacement BHS Deferred Stock Unit”).  Each Replacement BHS Deferred Stock Unit shall have the same terms and conditions as were applicable under the corresponding Brink’s Deferred Stock Unit.

(b)  Effective immediately upon the Distribution, BHS shall grant the Replacement BHS Deferred Stock Units under one or more new equity incentive plans of BHS to be adopted by BHS prior to the Distribution.

SECTION 2.03. Form S-8.  As soon as reasonably practicable following the Distribution, BHS shall prepare and file with the Commission a registration statement on Form S-8 (or another appropriate form) registering a number of shares of BHS Common Stock equal to the number of shares subject to the Converted BHS Stock Options and the Replacement BHS Deferred Stock Units.  Any such registration statement shall be kept effective (and the current status of the prospectus or prospectuses required thereby shall be maintained) as long as any Converted BHS Stock Options or Replacement BHS Deferred Stock Units may remain outstanding.

SECTION 2.04. Notices.  As soon as reasonably practicable following the Distribution, BHS shall deliver to the holders of Converted BHS Stock Options and Replacement BHS Deferred Stock Units appropriate notices setting forth such holders’ rights in respect thereof and indicating that such Converted BHS Stock Options and Replacement BHS Deferred Stock Units shall be assumed by BHS, in the case of the Converted BHS Stock Options, or granted by BHS, in the case of the Replacement BHS Deferred Stock Units, and shall be subject to the same terms and conditions as the Brink’s Stock Options and Brink’s Deferred Stock Units they replace except as expressly provided herein.

SECTION 2.05. Section 16.  The Parties shall take all reasonable steps as may be required to cause the transactions contemplated by this Article II and any other acquisitions of BHS equity securities (including derivative securities) or dispositions of Brink’s equity securities (including derivative securities) in connection with this Agreement or the Separation Agreement by each individual who is a director or officer of Brink’s or BHS subject to Section 16 of the Exchange Act to be exempt under Rule 16b-3 promulgated under the Exchange Act.

ARTICLE III

U.S. Retirement and Deferred Compensation Plans

SECTION 3.01. U.S. Defined Benefit Pension Plans.  Brink’s shall retain, or shall cause the applicable other members of the Brink’s Group or the applicable pension plans of Brink’s or any such other members to retain, sponsorship of, and all assets and Liabilities arising out of or relating to, The Brink’s Company Pension-Retirement Plan and The Brink’s Company Pension Equalization Plan (together, the “Brink’s Defined Benefit Pension Plans”), and shall make, or cause to be made, payments to current or former employees of the members of the BHS Group with vested rights thereunder in accordance with the terms of the applicable plans as in effect from time to time.  For purposes of the vesting provisions of the Brink’s Defined Benefit Pension Plans, BHS Employees shall continue while employed by any member of the BHS Group following the Distribution to be treated as employees of a member of the Brink’s Group.

SECTION 3.02. U.S. Tax-Qualified 401(k) Plan.  (a)  Effective no later than the Distribution, BHS shall have in effect a defined contribution plan that includes a qualified cash or deferred arrangement within the meaning of Section 401(k) of the Code (the “BHS 401(k) Plan”) that will provide benefits to BHS Employees and Former BHS Employees participating in The Brink’s Company 401(k) Plan (the “Brink’s 401(k) Plan”).  Each BHS Employee and Former BHS Employee participating in the Brink’s 401(k) Plan immediately prior to the effectiveness of the BHS 401(k) Plan shall become a participant in the BHS 401(k) Plan as of such effectiveness.  BHS shall cause each BHS Employee to be credited with all service accrued with Brink’s and its Subsidiaries prior to such transfer for all purposes under the BHS 401(k) Plan.

(b) No later than the Distribution, Brink’s shall cause to be transferred to the BHS 401(k) Plan, and BHS shall cause the BHS 401(k) Plan to accept, an amount equal to the account balances of all BHS Employees and Former BHS Employees who are participants in the Brink’s 401(k) Plan.  Such transfer shall include any promissory notes evidencing outstanding loan balances under the Brink’s 401(k) Plan with respect to such account balances.  Brink’s shall debit the account of each such individual under the Brink’s 401(k) Plan by the amount transferred for the benefit of such individual to the BHS 401(k) Plan, and BHS shall allocate the amounts transferred to the BHS 401(k) Plan to the account of each such individual by crediting such account with the amount debited from such individual’s account under the Brink’s 401(k) Plan.  Following the foregoing transfer, BHS and/or the BHS 401(k) Plan shall assume all Liabilities of Brink’s, the Brink’s Group and their respective Affiliates under the Brink’s 401(k) Plan with respect to all participants in the Brink’s 401(k) Plan whose balances were transferred to the BHS 401(k) Plan and their beneficiaries, and Brink’s, the Brink’s Group and their respective Affiliates and the Brink’s 401(k) Plan shall have no Liabilities to provide such participants with benefits under the Brink’s 401(k) Plan following such transfer.  Brink’s and BHS shall use reasonable efforts to minimize the duration of any “blackout period” imposed in connection with the transfer of account balances from the Brink’s 401(k) Plan to the BHS 401(k) Plan.

SECTION 3.03. Director Non-Qualified Deferred Compensation Plans.  Brink’s shall retain, or shall cause the applicable other members of the Brink’s Group to retain, sponsorship of, and all assets and Liabilities arising out of or relating to, The Brink’s Company Directors’ Stock Accumulation Plan and The Brink’s Company Plan for Deferral of Directors’ Fees, and shall make, or cause to be made, payments to all participants in such plans, including those who are current or former directors of BHS, in accordance with the terms of the applicable plan.

SECTION 3.04. Employee Non-Qualified Deferred Compensation Plans.  Effective immediately upon the Distribution, BHS shall have in effect a deferred compensation plan (the “BHS Employee Deferred Compensation Program”) that will provide benefits to BHS Employees and Former BHS Employees previously participating in The Brink’s Company Key Employees’ Deferred Compensation Program (the “Brink’s Employee Deferred Compensation Program”).  Each BHS Employee and Former BHS Employee participating in the Brink’s Employee Deferred Compensation Program on the Distribution Date shall become a participant in the BHS Deferred Compensation Program on the day immediately following the Distribution Date (the “Ex-Dividend Date”). BHS shall cause each BHS Employee and Former BHS Employee to be credited with all service accrued with Brink’s and its Subsidiaries prior to the Ex-Dividend Date for purposes of the vesting provisions of the BHS Employee Deferred Compensation Program.  As of the Ex-Dividend Date, all cash amounts deferred by BHS Employees and Former BHS Employees in the Brink’s Employee Deferred Compensation Program not previously converted into units credited to the notional accounts of such BHS Employees and Former BHS Employees shall be converted into units pursuant to the terms of the Brink’s Employee Deferred Compensation Program.  Immediately thereafter, BHS shall assume and be solely responsible for all benefits of the BHS Employees and Former BHS Employees under The Brink’s Employees Deferred Compensation Program with respect all units then standing to the credit of the notional accounts of such BHS Employees and Former BHS Employees (“Converted Units”), and the Converted Units shall be debited from such accounts.  Concurrently therewith, BHS shall establish notional accounts under the BHS Employee Deferred Compensation Program for each such BHS Employee and Former BHS Employee and shall credit a number of units to the account of each such BHS Employee and Former BHS Employee determined by multiplying the number of Converted Units previously in such BHS Employee or Former BHS Employee’s account in the Brink’s Employee Deferred Compensation Program by the Option Ratio.  Following BHS’s assumption of benefits pursuant to this Section 3.04, none of Brink’s, the Brink’s Group and their respective Affiliates shall have any further Liability with respect to any benefits assumed by BHS pursuant to this Section 3.04 and BHS shall indemnify Brink’s, the Brink’s Group and their respective Affiliates from and against any claims made by BHS Employees or Former BHS Employees or their dependents or beneficiaries with respect to such benefits.

ARTICLE IV

Cash Incentive Plans

SECTION 4.01. Management Performance Improvement Plan.  BHS shall assume all Liabilities with respect to BHS Employees and BHS Former Employees pursuant to The Brink’s Company Management Performance Improvement Plan (the “Brink’s MPIP”) as in effect as of the Distribution Date that relate to any periods under the Brink’s MPIP commencing prior to and ending after the Distribution Date (the “Applicable Performance Periods”), and Brink’s, the Brink’s Group and their respective Affiliates shall have no Liabilities to provide BHS Employees or BHS Former Employees with benefits under the Brink’s MPIP with respect to the Applicable Performance Periods.  BHS shall (a) establish an incentive plan (the “BHS MPIP”) for BHS Employees and BHS Former Employees that will contain the same terms as the Brink’s MPIP as in effect as of the Distribution Date with respect to the Applicable Performance Periods and (b) at the times originally prescribed by the Brink’s MPIP, make payments to the BHS Employees and Former BHS Employees with respect to the Applicable Performance Periods in accordance with the terms of the BHS MPIP.

SECTION 4.02. Key Employees Incentive Plan.  BHS shall assume all Liabilities with respect to BHS Employees pursuant to The Brink’s Company Key Employees Incentive Plan (the “Brink’s KEIP”) as in effect as of the Distribution Date that relate to any periods under the Brink’s KEIP commencing prior to and ending after the Distribution Date (the “Applicable Performance Periods”), and Brink’s, the Brink’s Group and their respective Affiliates shall have no Liabilities to provide BHS Employees with benefits under the Brink’s KEIP with respect to the Applicable Performance Periods.  BHS shall (a) establish an incentive plan (the “BHS KEIP”) for BHS Employees that will contain the same terms as the Brink’s KEIP as in effect as of the Distribution Date with respect to the Applicable Performance Periods and (b) at the times originally prescribed by the Brink’s KEIP, make payments to the BHS Employees with respect to the Applicable Performance Periods in accordance with the terms of the BHS KEIP.

ARTICLE V

U.S. Welfare Benefits, Severance Plan and Other Matters

SECTION 5.01. U.S. Welfare Plans.  (a) No later than the Distribution, BHS shall have in effect welfare benefit plans that provide an appropriate level of life insurance, health care, dental care, accidental death and dismemberment insurance, disability and other group welfare benefits (the “BHS Welfare Plans”) for BHS Employees employed in the U.S. who immediately prior to the date such BHS Welfare Plans are established (the “Welfare Plan Transition Date”) are participants in the comparable Existing Brink’s Plans (the “Brink’s Welfare Plans”).  Brink’s and BHS agree that, to the extent reasonably practicable, the BHS Welfare Plans shall provide to such BHS Employees coverage that is comparable to the coverage that was provided to them under the corresponding Brink’s Welfare Plans immediately prior to the Welfare Plan Transition Date.  BHS shall, and shall cause its third-party insurance providers to, (A) waive all limitations as to preexisting conditions, exclusions and waiting periods and actively-at-work requirements with respect to participation and coverage requirements applicable to such BHS Employees and their dependents under the BHS Welfare Plans to the extent previously satisfied under the applicable corresponding Brink’s Welfare Plan immediately prior to the Welfare Plan Transition Date and (B) provide each such BHS Employee and his or her eligible dependents with credit under BHS Welfare Plans for any co-payments and deductibles paid under corresponding Brink’s Welfare Plans prior to the Welfare Plan Transition Date in the calendar year in which the Welfare Plan Transition Date occurs for purposes of satisfying any applicable deductible or out-of-pocket requirements under any BHS Welfare Plans in which such BHS Employees participate.

(b) BHS shall retain, or shall cause the applicable other members of the BHS Group or the applicable BHS Welfare Plans to retain, responsibility for all claims for welfare benefits incurred prior to, from and after the Distribution under the Brink’s Welfare Plans and the BHS Welfare Plans by BHS Employees and their dependents and beneficiaries.

SECTION 5.02. COBRA and HIPAA.  BHS shall retain all liabilities and obligations to BHS Employees and their eligible dependents, in respect of health insurance under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) and applicable state law.

SECTION 5.03. Cafeteria Plan.  (a) No later than the Distribution, BHS shall have in effect flexible spending reimbursement accounts under a cafeteria plan qualifying under Section 125 of the Code (the “BHS Cafeteria Plan”).  BHS agrees to cause the BHS Cafeteria Plan to accept a spin-off from the Existing Brink’s Plan that qualifies under Section 125 of the Code (the “Brink’s Cafeteria Plan”) of the flexible spending reimbursement accounts of BHS Employees who participate in the Brink’s Cafeteria Plan and to honor and continue through December 31 of the year in which the Distribution occurs (the “Distribution Year”) the elections made by each such BHS Employee under the Brink’s Cafeteria Plan in respect of such flexible spending reimbursement accounts that are in effect immediately prior to the date of such spin-off (the “Cafeteria Plan Transition Date”).  From and after the Cafeteria Plan Transition Date, BHS shall retain or assume and be solely responsible for all claims by BHS Employees under the Brink’s Cafeteria Plan, whether incurred prior to, on or after the Cafeteria Plan Transition Date, that have not been paid in full as of the Cafeteria Plan Transition Date.

SECTION 5.04. Severance Plan.  No later than the Distribution, BHS shall establish a severance plan (the “BHS Severance Plan”) that will provide severance benefits to BHS Employees that are substantially the same as those provided by The Brink’s Company Discretionary Severance Plan to the BHS Employees immediately prior to the date the BHS Severance Plan is established.

ARTICLE VI

Canada Plans

SECTION 6.01. Canada Pension Plans.  Brink’s Canada Limited shall freeze and wind-up all defined benefit and defined contribution benefit entitlements with respect to employees and former employees of BHS Canada who are participating in the Retirement Plan for Brink’s Group Companies in Canada.  BHS Canada shall provide a defined contribution or individual account arrangement for its employees.

SECTION 6.02. Canada Employee Group Benefits Plans.  (a) No later than the Distribution, BHS shall have in effect employee group benefits plans that provide an appropriate level of life insurance, health care, dental care, accidental death and dismemberment insurance and other employee group benefits (the “BHS Canada Benefits Plans”) for BHS Employees employed in Canada who immediately prior to the date the BHS Canada Benefits Plans are established (the “Canada Benefits Plan Transition Date”) are participants in the comparable Existing Brink’s Plans (the “Brink’s Canada Benefits Plans”).  Brink’s and BHS agree that, to the extent reasonably practicable, the BHS Canada Benefits Plans shall provide to such BHS Employees coverage that is comparable to the coverage that was provided to them under the corresponding Brink’s Canada Benefits Plans immediately prior to the Canada Benefits Plan Transition Date.  BHS shall, and shall cause its third-party insurance providers to, (A) waive all limitations as to preexisting conditions, exclusions and waiting periods and actively-at-work requirements with respect to participation and coverage requirements applicable to such BHS Employees and their dependents under the BHS Canada Benefits Plans to the extent previously satisfied under the applicable corresponding Brink’s Canada Benefits Plan immediately prior to the Canada Benefit Plan Transition Date and (B) provide each such BHS Employee and his or her eligible dependents with credit under BHS Canada Benefits Plans for any co-payments and deductibles paid under corresponding Brink’s Canada Benefits Plans prior to the Canada Benefits Plan Transition Date in the calendar year in which the Canada Benefits Plan Transition Date occurs for purposes of satisfying any applicable deductible or out-of-pocket requirements under any BHS Canada Benefits Plans in which such BHS Employees participate.

(b) BHS shall retain, or shall cause the applicable other members of the BHS Group or the applicable BHS Canada Benefits Plans to retain, responsibility for all claims for employee benefits incurred prior to, from and after the Distribution under the Brink’s Canada Benefits Plans and the BHS Canada Benefits Plans by BHS Employees and their dependents and beneficiaries.

ARTICLE VII

Termination

SECTION 7.01. Termination.  This Agreement may be terminated by Brink’s at any time, in its sole discretion, prior to the Distribution Date.

SECTION 7.02. Effect of Termination.  In the event of any termination of this Agreement prior to the Distribution Date, neither Party (or any of its directors or officers) shall have any Liability or further obligation to the other Party.

ARTICLE VIII

Miscellaneous

SECTION 8.01. No Third-Party Beneficiaries.  Without limiting the generality of Section 11.04 of the Separation and Distribution Agreement, this Agreement is solely for the benefit of the Parties, and no current or former director, officer, employee or independent contractor of any member of the Brink’s Group or any member of the BHS Group or any other individual associated therewith (including any beneficiary or dependent thereof) shall be regarded for any purpose as a third-party beneficiary of this Agreement, and no provision of this Agreement shall create such rights in any such persons in respect of any benefits that may be provided, directly or indirectly, under any benefit plan, program, policy, agreement or arrangement of any member of the Brink’s Group or any member of the BHS Group.  No provision of this Agreement shall constitute a limitation on the rights to amend, modify or terminate any benefit plans, programs, policies, agreements or arrangements of any member of the Brink’s Group or any member of the BHS Group, and nothing herein shall be construed as an amendment to any such benefit plan, program, policy, agreement or arrangement.  No provision of this Agreement shall require any member of the Brink’s Group or any member of the BHS Group to continue the employment of any employee of any member of the Brink’s Group or any member of the BHS Group for any specific period of time following the Distribution Date.

SECTION 8.02. Confidentiality.  This Agreement and the information provided to each party hereunder shall be subject to the confidentiality provisions set forth in Sections 7.07 and 7.08 of the Separation and Distribution Agreement.

SECTION 8.03. Dispute Resolution.  All disputes, controversies and claims directly or indirectly arising out of or in relation to this Agreement or the validity, interpretation, construction, performance, breach or enforceability of this Agreement shall be finally, exclusively and conclusively settled in accordance with the provisions of Article VIII of the Separation and Distribution Agreement, which shall apply mutatis mutandis to this Agreement.

SECTION 8.04. Miscellaneous.  Except as otherwise expressly set forth in this Agreement, the provisions in Article XI of the Separation and Distribution Agreement (which Article XI addresses counterparts, entire agreement, corporate power, governing law, assignability, third party beneficiaries, notices, severability, force majeure, publicity, expenses, headings, survival of covenants, waivers of default, specific performance, amendments, interpretation, jurisdiction, service of process, currency and late payments) shall apply mutatis mutandis to this Agreement.

IN WITNESS WHEREOF, the Parties have caused this Employee Matters Agreement to be executed by their duly authorized representatives.

THE BRINK’S COMPANY,
by	/s/ Michael Dan
Name: Michael T. Dan
Title: President and Chief Executive Officer

BRINK’S HOME SECURITY HOLDINGS, INC.,
by	/s/ Robert B. Allen
Name: Robert B. Allen
Title: President and Chief Executive Officer